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                                                                      Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 14, 1997 on the consolidated financial statements of W&S Hotel LLC and the combined financial statements of the predecessor business included in this Form 8-K, into Starwood Lodging Trust and Starwood Lodging Corporation previously filed registration statements on Forms S-3 (Files No. 333-13411 and 333-22219) and on Form S-8 (File No. 333-02721).

                                                             ARTHUR ANDERSEN LIP

Seattle, Washington
September 24, 1997